Exhibit 16.1

November 20, 2025

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by NEWCELX LTD (as successor to NLS Pharmaceutics Ltd) in its Form 6-K dated November 20, 2025. We agree with the statements concerning our Firm in such Form 6-K; we are not in a position to agree or disagree with other statements of NEWCELX LTD (as successor to NLS Pharmaceutics Ltd) contained therein.

Very truly yours,

/s/ CBIZ CPAs P.C.

CBIZ CPAs P.C.

New York, NY